UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2006

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2006, Piper Jaffray Companies (the "Company") entered into an accelerated share repurchase agreement ("ASR Agreement") with Goldman, Sachs & Co. ("Goldman Sachs") to repurchase $100 million of the Company’s common stock on an accelerated basis. The accelerated share repurchase is part of a previously announced repurchase program authorized by the Company’s board of directors to repurchase up to $180 million of common shares over a period commencing with the closing of the Company’s sale of its Private Client Services branch network to UBS Financial Services Inc. and ending on December 31, 2007. The branch network sale closed on August 11, 2006.

Under the ASR Agreement, the Company will repurchase a number of shares to be determined based on the volume weighted average share price of the Company’s common stock during a specified period of time, subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased by the Company. The minimum number of shares the Company will repurchase under the ASR Agreement will be determined by dividing $100 million by 110% of the volume weighted average share price of the Company’s common stock over a period of up to approximately one month following execution of the ASR Agreement, and the maximum number of shares the Company will repurchase under the ASR Agreement will be determined by dividing $100 million by 91.5% of the volume weighted average share price over the same time period. Goldman Sachs will deliver the minimum number of shares to the Company within this time period, and the Company understands that Goldman Sachs will borrow the minimum number of shares to be delivered. Over a period that is expected to be approximately one to four months following this minimum share delivery, Goldman Sachs is expected to purchase sufficient shares in the open market to return to lenders. At the end of the one- to four-month period, the Company may receive additional shares from Goldman Sachs depending on the volume weighted average price of the shares during that period, and subject to the maximum share delivery provisions of the ASR Agreement.

The Company will prepay the $100 million to Goldman Sachs on August 21, 2006. Thereafter, the Company has no other obligations under the ASR Agreement to pay additional amounts or deliver shares to Goldman Sachs in connection with the accelerated share repurchase.

Shares repurchased under the ASR Agreement will be held in the Company’s treasury and may be reissued for various corporate purposes.

From time to time the Company engages Goldman Sachs as its advisor for corporate development activities, including the sale of the Company’s Private Client Services branch network to UBS Financial Services Inc. that closed on August 11, 2006. In addition, Goldman Sachs Asset Management, L.P. owns approximately 3.3% of the outstanding common shares of the Company.

Item 7.01 Regulation FD Disclosure.

On August 17, 2006, the Company issued a press release announcing the ASR Agreement. This press release is furnished as Exhibit 99 hereto. The information contained in Exhibit 99 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

99 Press Release, dated August 17, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

August 17, 2006	By:	/s/ Thomas P. Schnettler

Name: Thomas P. Schnettler
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release dated August 17, 2006